Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP, INC. PRICES OFFERING OF SENIOR SECURED NOTES

Offering Is Part of a Comprehensive Refinancing of Triumph’s Near Term Maturities

BERWYN, PA – February 28, 2023 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today announced that it priced $1.2 billion aggregate principal amount of its 9.000% senior secured first lien notes due in 2028 (the “Notes,” and such offering, the “Notes Offering”) as part of a refinancing of its outstanding secured indebtedness. The Notes are guaranteed (the “Guarantees”) by the same subsidiaries (the “Guarantors”) that guaranty Triumph’s 7.750% Senior Notes due 2025 (the “2025 Notes”) and will be secured by first-priority liens on substantially all of the Company’s and the Guarantors’ assets. The Notes Offering is expected to close on March 14, 2023, subject to customary closing conditions.

Triumph intends to use the net proceeds from the Notes Offering to redeem or otherwise acquire all of its outstanding 8.875% Senior Secured First Lien Notes due 2024 (the “Existing First Lien Notes”) and 6.250% Senior Secured Notes due in 2024 (the “Existing Second Lien Notes”) and to pay off existing borrowings under its securitization facility. Subject to the successful completion of the Notes Offering, the Company intends to redeem all of the outstanding Existing First Lien Notes.

Triumph separately announced on February 27, 2023 the launch of a tender offer to acquire any or all of the Existing Second Lien Notes. To the extent that any Existing Second Lien Notes remain outstanding after completion of the tender offer, the Company intends to satisfy and discharge any outstanding Existing Second Lien Notes upon the consummation of the Notes Offering and to redeem such Existing Second Lien Notes. Assuming successful completion of the Notes Offering and the other refinancing transactions, the only other debt securities outstanding will be the 2025 Notes.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. Neither the Notes nor the Guarantees are registered under the Securities Act or any other securities laws of any jurisdiction and do not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and it does not constitute a notice of redemption with respect to any securities. This press release shall not constitute an offer, solicitation or sale, nor shall there be any sale of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs, and overhauls a broad portfolio of aerospace and defense systems, subsystems, and components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators through the aircraft life cycle.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Notes Offering and the intended use of proceeds, including any redemptions and tender offers. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, September 30, 2022 and December 31, 2022.

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